UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2026, LiveOne, Inc. (the “Company”), Slacker, Inc. (“Slacker”), the Company’s wholly owned subsidiary, and Music Story SAS (“MS”) entered into a Shares Issuance Agreement (the “Agreement”) pursuant to which the Company agreed to issue to MS 70,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “common stock”), at a deemed issued price of $7.50 per share. The Shares will be issued as (i) payment of any outstanding fees due by the Company under the Metadata license and service agreement, dated as of February 24, 2022, entered into between the Company and MS (the “License Agreement”), and (ii) prepayment of a certain portion of fees that will be due and owing under the License Agreement, as amended by the Agreement, during the Extended Term (as defined below), unless terminated earlier as provided therein. Pursuant to the Agreement, the parties agreed to extend the term of the License Agreement through February 24, 2028 (the “Extended Term”).

Pursuant to the Agreement MS’ net sale proceeds of any Shares will be offset against any fees due to MS under the License Agreement. MS agreed not to sell the Shares in excess of more than 3.5% of the average daily trading volume for the common stock for the preceding 20 consecutive trading days (excluding from such average any index rebalancing days). If any fees remain payable to MS upon expiration of the Extended Term, the Company or Slacker will pay such remaining amounts to MS in immediately available funds.

The Shares will be issued to MS pursuant to the Company’s effective shelf Registration Statement on Form S-3 (File No. 333-284916), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2025 (the “Registration Statement”), and a prospectus supplement relating to the offering of the Shares filed with the SEC on or about July 29, 2026. The settlement of the issuance of the Shares is expected to take place on or about July 29, 2026. The Company will not receive any cash proceeds from the offering of the Shares.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The legal opinion, including the related consent, of Foley Shechter Ablovatskiy LLP, the Company’s outside corporate and securities counsel, are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1*	Opinion of Foley Shechter Ablovatskiy LLP regarding the Shares.
10.1*	Shares Issuance Agreement, dated as of July 22, 2026, by and between the Company and Music Story SAS
23.1*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: July 28, 2026	By:	/s/ Craig Christensen
	Name:	Craig Christensen
	Title:	Interim Chief Financial Officer

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